STRICTLY CONFIDENTIAL
Net Serviços de Comunicação S.A.
Valuation Report
May 25, 2012
Exhibit
99.1
IMPORTANT DISCLAIMER: This document is a free translation only. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Portuguese and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail. The Portuguese version is the only valid and complete version and shall prevail for any and all purposes. The translation was made by persons whose native language is not English, therefore there is no warranty as to the accuracy, reliability or completeness of any information translated and no one should rely on the accuracy, reliability or completeness of such information. There is no assurance as to the accuracy, reliability or completeness of the translation. Any person reading this translation and relying on it should do so at his or her own risk.
For additional information, please read carefully the Additional Statements and Information at the end of this Valuation Report on pages 45 through 50.

Index
SECTION 1
Executive Summary 3
SECTION 2
Representations and Qualifications of the Appraiser 6
SECTION 3
Market and Company Description 12
SECTION 4
Valuation of the Shares 21
4.A Historical Market Prices
22
4.B Book Value
25
4.C Discounted Cash Flow
27
APPENDIX A
Description of the Valuation Methodology 38
APPENDIX B
Glossary 43
APPENDIX C
Additional Statements and Information 45

Executive Summary SECTION 1

Executive Summary
25.89
12.54
17.43
25.83
28.34 25.89
12.54
15.05
25.93
28.34
Valuation Overview According to each Selected Valuation Methodology
(Share price in R$)
Common Share (NETC3) Preferred Share (NETC4)
Discounted Cash Flow
(1)
Average Share Price
Period between the Material Fact and
publication of the Valuation Report
(2)
Average Share Price
12 months prior to the Material Fact
(3)
Book Value
(4)
On March 31, 2012
(1)
See page 36 for details on the calculation of the discounted cash flow
(2)
Volume Weighted Average Price (VWAP) in the period between the publication of the Material Fact and the base date of this Valuation Report of May 25, 2012
(3)
Volume Weighted Average Price (VWAP) of the 12 months before the publication of the Material Fact
(4)
See page 26 for details on the calculation of the book value
Notes:
This Valuation Report (this “Valuation Report”) has been prepared by Banco BTG Pactual S.A. (“BTG Pactual”), as requested by Embratel Participações S.A. (“Embrapar”), for the purpose of evaluating NET Serviços de Comunicação S.A. (“NET” or the “Company”) with respect to and exclusively for (i) the public tender offer through sale of control
(the “Change of Control TO”), under the terms of article 254-A of Law 6,404/76, as amended (the “Brazilian Corporate Law”), of CVM Rule nº 361, dated as of March 5, 2002, as amended (“CVM Rule 361”), and of item 8.1 of the Rules of the Level II of Governance Standards of the BM&FBOVESPA – Bolsa de Valores, Mercadorias e Futuros
(the “Level II Standard” and “BM&FBOVESPA”, respectively), and (ii) the public tender offer for the delisting of the Company from the Level II Standard, pursuant to the terms of item 11.2 of the Level II Standard (the “Level II Delisting TO” and, together with the Change of Control TO, the “Unified Offer”).  The Unified Offer will be made by Embrapar,
Empresa Brasileira de Telecomunicações S.A. – Embratel (“Embratel”) and GB Empreendimentos e Participações S.A. (“GB”), pursuant to the provisions of Law No.
6,385/1976, as amended (“Law No. 6,385/76”), of the Brazilian Corporate Law, the Company’s by-laws, the Level II Standard, and other applicable legislation and rules established by the CVM, CVM Rule 361, and as published in the Material Fact regarding the Unified Offer by the Company dated March 6, 2012 (the “Material Fact”). For additional information, please read carefully the Additional Statements and Information at the end of this Valuation Report on pages 45 through 50.
Based on the economic value criteria using the discounted cash flow methodology (in accordance with item XII (c) (1) of Annex III of CVM Rule 361), the price range per common and preferred shares issued by NET is shown below:

Valuation Methodologies
BTG Pactual evaluated NET using the following valuation methodologies: (i) average share price weighted by the volume traded on the BM&FBOVESPA; (ii) book value per share and (iii) discounted cash flow (“DCF”)
Methodology Description / General Assumptions
Historical Market Prices 1
•
Analysis of the performance of NET’s share prices (NETC3 and NETC4):
During the 12 months prior to the publication of the Material Fact, on March 6, 2012
During the period between the publications of the Material Fact and this Valuation Report, on May 25, 2012
•
Calculation of the Volume Weighted Average Price (VWAP) of the common shares and the preferred shares
Book Value 2
•
Considers the accounting value of the Shareholders’ Equity of NET on March 31, 2012, divided by the total number of shares outstanding (excluding treasury shares)
Discounted Cash Flow
3
•
Based on the information available to the general public, the audited financial statements and discussions with the management of the Company
•
Weighted Average Cost of Capital (“WACC”) estimated by BTG Pactual considering current conditions of 9.71% in nominal US$, reflecting the industry and the country risk of the Company and Brazil, respectively
•
The enterprise value of NET (“Enterprise Value”), according to the DCF methodology, was calculated as the sum of the following factors:
Present value of free cash flows to the firm ("Free Cash Flow to Firm") on March 31, 2012, projected in a time horizon of ten years in nominal terms in R$, converted to US$ at the average exchange rate projected for each year, discounted at the weighted average cost of capital in nominal US$
Present value of perpetuity
(1)
on March 31, 2012, discounted at the same rate used for the free cash flows during the period of ten years. A terminal growth rate of 2.20% (nominal US$) was used for the period after the 10 years projected
•
The Equity Value of NET was calculated by subtracting the net debt, other liabilities and the contingencies from the Enterprise
Value, and adding the tax benefit of the accumulated losses and the use of the goodwill balance as of March 31, 2012
Notes:
(1) The sum of cash flows generated in all years after the 2012-2021 annual projections

Representations and Qualifications of the Appraiser SECTION 2

Representations of the Appraiser
As set forth in CVM Rule 361/2002, BTG Pactual represents that:
1.
As of the date of this Valuation Report, neither BTG Pactual, nor its controlling shareholders, controlled companies or affiliated persons, holds any securities issued by NET, or any derivatives related to the securities of NET, on its own behalf or under its discretionary management.
2.
It does not have any interest, directly or indirectly, in the Company or in the Unified Offer, nor is there any other material circumstance that may represent any conflict of interest or that would impact the required independence to perform its duties.
3.
It does not have any commercial or credit information of any kind whatsoever that may have an impact on this Valuation Report.
4.
The controlling shareholder and the managers of NET did not direct, limit, prohibit or take any actions that have or may have influenced the access to or the use or the knowledge of the information, assets, documents or methodologies material for the quality of the respective conclusions; the controlling shareholders of NET and its managers did not determine the methodologies used in the preparation of the analysis; there is no conflict or common interest, current or potential, between BTG Pactual and the controlling shareholders of NET, the minority shareholder(s) of the controlling shareholders of NET, NET, the shareholders of NET or the Unified Offer.
5.
In accordance with the Material Fact of the Company dated April 5, 2012, it has been hired by Embrapar to prepare this Valuation Report of
NET for the Unified Offer.  The total compensation it will receive for rendering the services for the preparation of this Valuation Report is six hundred thousand Reais (R$600.000,00), to be paid by Embrapar. Embrapar agreed to indemnify BTG Pactual, and any individuals indicated by BTG Pactual, for certain liabilities and expenses that may result as a consequence of this arrangement.
6.
It has not received from NET or Embrapar any compensation for any consulting, appraisal, audit or similar services, in the 12 months preceding the registration of the Unified Offer.

Representations of the Appraiser (Cont.)
As set forth in CVM Rule 361/2002, BTG Pactual represents that:
7.
This Valuation Report contains:
i.
Information about the shares issued by NET, including shareholding information;
ii.
Confirmation that the appraisal criteria is based on the economic value pursuant to the discounted cash flow method;
iii.
The description of the methodologies applied to the valuation based on the market prices and book value of the shares issued by NET (For the purposes of this
Valuation Report, differences between the economic value of the common and preferred shares were not considered); and
iv.
Data used in the calculation of the prices.
8.
In addition to the information required by paragraph 3, article 8, of CVM Rule 361, this Valuation Report provides additional information that should complement the analysis presented herein and support the conclusion of the value of the shares of NET.
9.
Pursuant to item XIII, letter “c”, of Exhibit III of CVM Rule 361, BTG Pactual understands that the appraisal criteria presented in this
Valuation Report, the discounted cash flow method, in accordance with item XII, letter “c”, item “1” of Exhibit III of CVM Rule 361, is the most appropriate to assess the economic value range of the shares issued by NET (for more information, see Appendix A – Description of the Appraisal Methodology).
10.
BTG Pactual’s internal procedure for approving the Valuation Report comprises the following steps:
i.
Discussion about methodologies and assumptions to be used in the valuation, involving the investment banking team responsible for the preparation of the
Valuation Report;
ii.
Preparation and review of the Valuation Report by the investment banking team;
iii.
Review of the Valuation Report by the internal legal and compliance departments, and review by an external law firm;
iv.
After the preparation and review of the Valuation Report by the internal teams; the document is submitted for approval by an internal committee composed of investment banking Partners and Directors, including the ones in charge of the sub-area of Mergers and Acquisitions. In this committee, the main assumptions and methodologies used in the Valuation Report are discussed and explained; and
v.
Finally, after conclusion of the previous steps, applicable requirements requested by the internal committee, if any, are discussed and implemented in order to obtain final approval.

Qualifications of the Appraiser
As required by CVM Rule 361, BTG Pactual presents below its recent experience in transactions in the telecom sector and in mergers and acquisitions involving the appraisal of public and private companies
Note:
(1) The term “advisor" includes the following services: transaction structuring, assistance in gathering information, economic and financial evaluation and/or assistance in the process of negotiations between the transaction parties
BTG Pactual’s experience in transactions in the telecom sector
Oi (2011): Advisor
(1)
to Tele Norte Leste Participações S.A. in the corporate
restructuring of Oi S.A.
TIM (2011): Advisor to TIM Participações S.A. in the acquisition of AES
Atimus
Oi
(2010/11):
Advisor to Grupo Oi and its controlling shareholders in the
alliance with Portugal Telecom
Contax (2011): Advisor to Contax in the acquisition of Dedic
Oi (2008): Advisor to the controlling shareholders of Oi in the voluntary offer for the preferred shares held by the minority shareholders
TVA (2006): Advisor to TVA in its sale to Telefonica
Telemar
(2006):
Advisor to Telemar in the corporate restructuring proposal
BTG Pactual’s experience in selected merger and acquisitions transactions
Public Companies:
MPX (2012): Financial advisor to MPX in its strategic partnership with E.ON
BR Malls (2011): Advisor to BR Malls in the aquisition of 100% of Shopping
Jardim Sul
Ternium (2011): Financial advisor to Ternium and Confab with respect to the entry in the controlling group of Usiminas
TAM (2010): Advisor to TAM in the merger with LAN
Cosan (2010): Advisor to Cosan in the creation of a joint venture with Shell
Petrobras (2010): Advisor to Petrobras in the integration of its petrochemical assets with Braskem
Perdigão (2009): Advisor to Perdigão in the merger with Sadia
Private Companies:
CIBE (2012): Advisor to CIBE in the creation of a joint venture in the toll road concession sector with the Italian group Atlantia
Eurofarma (2012): Advisor to Eurofarma in the creation of Supera RX, a joint venture with Merck
Schincariol (2011): Advisor to the controlling shareholders of Grupo
Schincariol in the sale to Kirin
Wtorre (2011): Sale of WTorre Properties to BR Properties
Estre Ambiental (2011): Advisor to Estre Ambiental in the acquisition of
Cavo Serviços e Saneamento
Teuto (2010): Advisor to Teuto in the sale of a stake to Pfizer

Qualifications of the Appraiser (Cont.)
Professionals responsible for preparing this Valuation Report
•
Marco Gonçalves is the partner in charge of Mergers and Acquisitions in the investment banking department of BTG Pactual in Brazil
•
Marco Gonçalves has more than 15 years of experience in investment banking, with operations focused exclusively on M&A. Before working at BTG Pactual, Marco worked at Credit Suisse, ABN AMRO, Deutsche Bank and BNP Paribas in São Paulo and New York
•
His experience includes advisory to TIM Telecom in the acquisition of AES Atimus, advisory to Tele Norte Leste in the restructuring of the Grupo Oi, advisory to Oi in the alliance with Portugal Telecom,  the purchase of control of Brazil Telecom, the purchase of control of Tele Norte Celular, the voluntary TOs and tag along TOs of Brasil
Telecom Participações and Brasil Telecom and of Tele Norte Celular and Amazonia Celular, the acquisition of Tele Norte Celular Participações, the sale of Telecom
Italia's stake in Solpart Participações and the privatization and the sale of CTE Enitel Telecom
•
Graduated with a degree in Mechanical Engineering from Universidade Federal de Santa Catarina, with a specialization in Finance from NYU
Marco Gonçalves
Mergers and Acquisitions, Investment Banking
•
Associate partner of BTG Pactual and senior member of the Mergers and Acquisitions division of the investment banking department in Brazil
•
Bruno has 12 years of experience in investment banking, having previously worked in the following investment banks: Credit Suisse, Citigroup Global Markets (Salomon
Smith Barney) and BNP Paribas
•
During his career, Bruno has worked on more than 40 M&A and debt and equity capital markets transactions in several industries (e.g. telecom, IT, commodities, consumer goods) and geographies (e.g. Brazil, Latin America ex-Brazil and Europe)
•
His experience in the telecom industry includes the acquisition of AES Atimus by TIM, advisor to Comitê Organizador Rio 2016 in the National Sponsorships Tier 1 of the
telecom category, advisor to Tele Norte Leste Participações in the corporate restructuring of Grupo Oi, alliance between Oi and Portugal Telecom, purchase of control of
Brasil Telecom by Grupo Oi, the purchase of the control of Tele Norte Celular, the voluntary TOs and tag along TOs of Brasil Telecom Participações and Brasil Telecom and of Tele Norte Celular and Amazonia Celular and the acquisition of Tele Norte Celular Participações
•
Bruno graduated with a degree in Economics from Universidade de São Paulo (FEA-USP)
Bruno Amaral
Mergers and Acquisitions, Investment Banking

Qualifications of the Appraiser (Cont.)
•
Analyst if the investment banking department at BTG Pactual in Brazil
•
Before joining BTG Pactual, Fernando worked as controller at Velcan Energy, a company operating in the renewable energy generation sector
•
Fernando has more than 3 years of experience in investment banking and has worked on several equity offerings, such as Gerdau, IMC, Tecnisa, Direcional, Lopes, Even and JBS. He also has experience in the debt offering and mergers and acquisitions, particularly in the real estate and consumer goods sectors, such as the operations involving Schincariol, Grupo Catuaí,
JCPM, Femepe and Rodoviário Schio
•
Fernando graduated with a degree in Production Engineering from Escola Politécnica da Universidade de São Paulo, with a second degree in Industrial Engineering from École Nationale des Ponts et Chaussées in Paris
Fernando Kalil
Mergers and Acquisitions, Investment Banking
•
Analyst in the investment banking department at BTG Pactual in Brazil
•
Fernando was involved in several equity and debt offerings and mergers and acquisitions transactions, such as Unicasa’s share issuance and the acquisition of control of Crivo by
TransUnion
•
Fernando is majoring in Business Administration from Universidade de São Paulo (FEA-USP)
Fernando Cerri
Mergers and Acquisitions, Investment Banking
•
Director in the Mergers and Acquisitions division of the investment banking department at BTG Pactual
•
Before joining BTG Pactual, Daniel worked in the investment banking areas of Credit Suisse and N.M. Rothschild in Brazil, in addition to the consulting firm Bain & Company
•
Daniel has 8 years of experience in investment banking and has worked on several M&A, ECM and DCM transactions in several sectors
•
His experience in the telecom sector includes the advisory to Tele Norte Leste in the restructuring of the group Oi, advisory to Oi in the alliance with Portugal Telecom and in the acquisition of Brasil Telecom, the advisory to Contax in the acquisition of Dedic, the advisory to Oi in the voluntary TOs and tag along TOs of Brasil Telecom, in the voluntary TOs and tag along TOs of
Amazônia Celular, in the proposal for the corporate restructuring of Telemar and advisory to Telefónica in the acquisition of Telefónica Data
•
Daniel is graduated in Production Engineering from Escola Politécnica da Universidade de São Paulo
Daniel Anger
Mergers and Acquisitions, Investment Banking
Professionals responsible for preparing this Valuation Report

Market and Company Description SECTION 3

ADSL
Pay-TV (Cable)
Others
Density
5.3%
5.9%
7.1%
8.5%
10.01
11.38
13.80
16.50
2.59
3.13
3.82
4.71
7.00
7.68
8.98
10.44
2008
2009
2010
2011

Mobile
Fixed Line
Broadband
Pay-TV
173
314
2008
2011

Access
Density
21.7%
21.6%
21.7%
22.0%
41.20
41.50
42.00
43.00
2008
2009
2010
2011

Brazilian Telecom Market
Industry History and Evolution of the Major Services
Source: Teleco (www.teleco.com.br), Anatel (www.anatel.gov.br) and Pyramid (www.pyr.com).
Notes:
(1) Percentage of individuals in Brazil who are users
(2) Not including access by 3G modem
(3) Access installed that is available to users, including public use terminals (“TUP”)
Pay-TV Market Growth
(number of points of access per service, in millions) CAGR ‘09-’11: 30.6%
(1)
Cable TV
accounts
for 41.8%
Fixed Line Market Growth
(number of points of access per service, in millions)
(1) (3)
CAGR ‘08-’11: 1.4%
Growth Trend
(number of points of access per service, in millions)
CAGR ‘08-’11: 22.0%
CAGR
‘07-’11
25%
20%
2%
19%
Brazilian Market Development
Pre-Privatization
(until 1998)
Post-Privatization
(1998-2003)
Competition
Increase
(2003-2008)
Current Scenario
(2008-today)
•
State monopoly and low volumes of investment
•
Poor quality services and the very beginning of the Internet
•
Several players, with focus on the availability and quality of the services
•
Beginning of broadband and launch of the GSM technology
•
Consolidation of the sector and maturation of the fixed line market
•
Beginning of the convergence of services and launch of 3G technology
•
Industry with high competition and convergence of players
•
Cable TV and broadband as the main growth drivers
Broadband Market Growth
(2)
(number of points of access per service, in millions)
(1)
Cable TV
accounts
for 28.5%
CAGR ‘08-’11: 18.1%
With the maturation of the fixed line market, the cable TV and broadband segments now represent important growth drivers for the Brazilian telecom sector
4.32
4.98
5.52 5.72
2.78
4.48
6.99
7.74
12.74
13.68
3.9%
5.0%
6.5%
7.0%
2009 2010 2011 1Q2012
Cable TV DTH MMDS TVA (UHF)
7.47
9.77
Density

Brazilian Telecom Market
Pay TV Market
Source: Anatel (http://www.anatel.gov.br/Portal/exibirPortalPaginaEspecial.do?acao=&codItemCanal=1475&codigoVisao=5&nomeVisao=Informações Técnicas&nomeCanal=TV por
Assinatura&nomeItemCanal=Consolidação de Serviços de TV por Assinatura) and (http://www.anatel.gov.br/Portal/exibirPortalRedireciona.do?codigoDocumento=279096).
DTH Segment’s Growth versus Cable Segment (2006 – 2011)
(in thousands of bases connected and in % per year)
DTH Segment’s Growth versus Cable Segment (1Q10 – 1Q12)
(in thousands of bases connected and % per quarter)
Competition between the Cable and DTH segments
2,842
3,228
3,811
4,314
4,980 5,518
1,479
1,762
2,092
2,780
4,476
6,985
13.2%
13.6%
18.1%
13.2%
15.4%
10.8%
2.9%
19.1%
18.7%
32.9%
61.0%
56.1%
2006 2007 2008 2009 2010 2011
Cable DTH Cable Growth DTH Growth
4,463
4,592
4,807
4,980
5,102
5,213
5,360
5,518
5,715
3,085
3,495
3,939
4,476
5,023
5,619
6,270
6,985
7,739
3.4%
2.9%
4.7%
3.6%
2.4%
2.2%
2.8% 2.9%
3.6%
11.0%
13.3%
12.7%
13.6%
12.2%
11.9%
11.6%
11.4%
10.8%
1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12
Cable DTH Cable Growth DTH Growth

DTH versus Cable Net Adds (2006 – 2011)
(1)
(in thousands of bases connected and in % per year)
DTH versus Cable Net Adds (1Q10 – 1Q12)
(1)
(in thousands of bases connected and in % per quarter)
Source: Anatel (http://www.anatel.gov.br/Portal/exibirPortalPaginaEspecial.do?acao=&codItemCanal=1475&codigoVisao=5&nomeVisao=Informações Técnicas&nomeCanal=TV por
Assinatura&nomeItemCanal=Consolidação de Serviços de TV por Assinatura) and (http://www.anatel.gov.br/Portal/exibirPortalRedireciona.do?codigoDocumento=279096).
Brazilian Telecom Market
Pay TV Market
331
386
583
503
666
538
41
283
330
688
1,696
2,509
45%
50%
60%
44%
29%
18%
6%
37%
34%
60%
74%
84%
2006 2007 2008 2009 2010 2011
Cable DTH % Cable % DTH
149
129
215
173
121
111
148
158
197
306
409
444
537 548
596
650
715
754
33.4%
25.4%
33.2%
24.9%
18.7%
16.1%
18.9%
18.5%
21.1%
68.5%
80.8%
68.6%
77.3%
84.3%
86.5%
83.3% 83.6%
81.0%
1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12
Cable DTH % Cable % DTH
Competition between the Cable and DTH segments
Note: (1) The Net Adds charts do not sum 100% in some years and/or quarters due to the possibility of negative net adds for other technologies (mainly MMDS).

Source: Anatel (http://www.anatel.gov.br/Portal/documentos/278359.pdf?numeroPublicacao=278359&pub=principal) and
(http://www.anatel.gov.br/Portal/documentos/278356.pdf?numeroPublicacao=278356&pub=original).
Subscriber Base by Operator (1Q09 – 4Q11) Market Share per Operator (1Q09 – 4Q11)
Net Adds per Operator (2Q09 – 4Q11) Share of Net Adds per Operator (2Q09 – 4Q11)
Brazilian Telecom Market
Pay TV Market
NET SKY Embratel Others
1Q09
2Q09 132.9 24.8 74.4 15.0
3Q09 161.7 58.7 72.2 3.9
4Q09 36.1 60.2 97.2 181.6
1Q10 150.4 70.6 163.9 60.9
2Q10 107.0 139.8 211.3 49.1
3Q10 182.8 151.4 237.6 75.7
4Q10 152.4 221.2 236.7 84.9
1Q11 120.4 305.6 245.6 (21.8)
2Q11 107.0 314.9 214.1 53.2
3Q11 136.7 281.5 374.7 (12.4)
4Q11 148.1 342.5 314.9 49.9
NET SKY Embratel Others
1Q09
2Q09 53.8% 10.1% 30.1% 6.1%
3Q09 54.5% 19.8% 24.3% 1.3%
4Q09 9.6% 16.0% 25.9% 48.4%
1Q10 33.7% 15.8% 36.7% 13.7%
2Q10 21.1% 27.6% 41.7% 9.7%
3Q10 28.2% 23.4% 36.7% 11.7%
4Q10 21.9% 31.8% 34.0% 12.2%
1Q11 18.5% 47.0% 37.8% (3.4%)
2Q11 15.5% 45.7% 31.1% 7.7%
3Q11 17.5% 36.1% 48.0% (1.6%)
4Q11 17.3% 40.0% 36.8% 5.8%
NET SKY Embratel Others
1Q09 50.3% 27.8% 0.6% 21.3%
2Q09 50.4% 27.2% 1.6% 20.8%
3Q09 50.6% 26.9% 2.6% 20.0%
4Q09 48.5% 26.3% 3.8% 21.4%
1Q10 47.7% 25.8% 5.6% 21.0%
2Q10 46.1% 25.9% 7.8% 20.3%
3Q10 44.8% 25.7% 9.8% 19.7%
4Q10 43.2% 26.1% 11.6% 19.1%
1Q11 41.6% 27.4% 13.2% 17.7%
2Q11 40.0% 28.6% 14.3% 17.1%
3Q11 38.5% 29.1% 16.5% 15.9%
4Q11 37.1% 29.8% 17.9% 15.2%
NET SKY Embratel Others
1Q09 3,295 1,825 37 1,398
2Q09 3,427 1,850 111 1,413
3Q09 3,589 1,909 183 1,417
4Q09 3,625 1,969 281 1,599
1Q10 3,776 2,040 444 1,660
2Q10 3,883 2,180 656 1,709
3Q10 4,065 2,331 893 1,784
4Q10 4,218 2,552 1,130 1,869
1Q11 4,338 2,858 1,376 1,847
2Q11 4,445 3,173 1,590 1,901
3Q11 4,582 3,454 1,964 1,888
4Q11 4,730 3,797 2,279 1,938
Competition between the Cable and DTH segments

37.1%
25.4%
8.7%
Cable TV
Broadband
Fixed Line
Net Serviços de Comunicação S.A.
Overview
NET is an important company in the Brazilian telecommunications sector, operating in the segments of broadband, cable TV and fixed line, with more than 5.5 million subscribers
Relevant Company Events Company Overview
•
NET is the largest multi-service cable company in Latin America, present in approximately 100 cities in Brazil
•
The Company provides cable TV services (programming packages and pay-per-
view), broadband Internet and voice through a single cable
•
It has an over 58,000-kilometer-long network of coaxial cables
(1)
, with capacity to
reach more than 13 million households, out of which approximately 5.5 million are subscribers
•
Based on data as of 2011, NET has approximately:
–
4.7 million pay-TV subscribers
–
4.3 million broadband internet subscribers
–
3.8 million fixed line subscribers
Geographic Footprint and Market Share
(Market share in Brazil, in number of points of access)
Client Base Growth
(in millions of points of access)
Cable TV Broadband Fixed Line
CAGR:
13.2%
CAGR:
21.6%
CAGR:
22.6%
States with coverage by NET
Market Share (2011)
3.7
4.2
4.7
2009 2010 2011
2.9
3.5
4.3
2009 2010 2011
2.6
3.2
3.8
2009 2010 2011
Source: Company (Formulário de Referência 2012, Management Information and IR website (http://www.mzweb.com.br/net2008/web/arquivos/Apresenta%E7ao_Call_4Q10_port_Final.pdf))
and Teleco (www.teleco.com.br).
•
Anatel’s approval for the acquisition of Vivax by NET, permitting the offer of all NET services in the cities provided by Vivax
•
Acquisition of BIGTV (Sociedades BIGTV) by NET
•
Acquisition of ESC 90 Telecomunicações Ltda by NET
•
Embratel’s voluntary TO, resulting in the acquisition of 143,853,436 preferred shares of NET
•
End of the period to exercise the right to sell by the holders of the remaining outstanding preferred shares of NET resulting from the tender offer ended 07-Oct-
2010. During this period, Embratel acquired 49,847,863 additional preferred shares
•
Acquisition of the direct and indirect control of NET by Embrapar and its controlling company Embratel, through the purchase of common shares issued by GB
Empreendimentos e Participações S.A. (“GB”), the Company's direct parent
16-may-2007
21-dec-2007
30-jun-2009
07-oct-2010
13-jan-2011
05-mar-2012
Notes:
(1) In addition to the network of coaxial cables, which generally is the network that effectively reaches the households, NET’s hybrid network infrastructure also includes approximately 17,000 kilometers of optical fiber cables (mainly used for connecting central stations to intermediary network hubs). The sum of the extension of NET’s coaxial network and optical fiber network totals approximately 75,000 km. The expansion of the network of coaxial cables represents the main investment needed to expand the base of households reached by the Company.

Board of Directors
Oscar Von Hauske Solis Chairman of the Board of Directors
Rossana Fontenele Berto Member of the Board
Carlos Henrique Moreira Member of the Board
Issac Berensztejn Member of the Board
Mauro Szwarcwald Member of the Board
Fernando Carlos Ceylão Filho Member of the Board
Jorge Luiz de Barros Nóbrega Member of the Board
Antonio Oscar de Carvalho Petersen Filho Member of the Board
Carlos Hernán Zenteno de los Santos Member of the Board
Antonio João Filho Member of the Board
José Antônio Guaraldi Félix Member of the Board
José Formoso Martinez Member of the Board
Audit Committee
Martin Roberto Glogowsky Chairman of the Audit Committee
João Adamo Júnior Member
Eraldo Soares Peçanha Member
Management
José Antônio Guaraldi Félix Chief Executive Officer and Investor Relations Officer
Roberto Catalão Chief Financial Officer
Rodrigo Marques de Oliveira Officer
Daniel Feldmann Barros Director of Operations
Shareholder Common % Preferred % Total %
GB Empreendimentos
e Participações S.A.
58,374,440 51.0% - - 58,374,440 17.0%
Globo Comunicações e
Participações S.A.
11,855,947 10.4% 1,000 0.0% 11,856,947 3.5%
Embratel
Participações S.A.
40,928,401 35.8% 12,242,351 5.4% 53,170,752 15.5%
Empresa
Brasileira de
Telecomunicações S.A.
2,580,655 2.3% 210,838,097 92.3% 213,418,752 62.2%
Free Float 720,242 0.6% 5,422,468 2.4% 6,142,710 1.8%
Total shares 114,459,685 100.0% 228,503,916 100.0% 342,963,601 100.0%
Net Serviços de Comunicação S.A.
Shareholders’ Composition and Management
Shareholders’ Composition
(as of March 31, 2012)
Company’s Management
Source: Company
Note:
(1) Embratel Participações  S.A. and Empresa Brasileira de Telecomunicações S.A. hold 54.5% of the voting interests and 100% of the non-voting interests of GB
Empreendimentos e Participações S.A.
(1)

Net Serviços de Comunicação S.A.
Consolidated Financial Statements
Source: Net Serviços de Comunicação S.A. Audited Annual Financial Statements and Limited Review 1Q2012 Financial  Statements
Balance Sheet
(in R$ millions)
ASSETS 2009 2010 2011 1Q 2012
Total Assets 8,333.8 8,356.2 8,894.9 8,849.8
Current 1,587.5 1,498.8 1,621.5 1,384.4
Cash and Cash Equivalents 1,015.6 821.6 721.2 483.5
Trade Accounts Receivable 288.8 350.9 507.7 554.7
Inventories 58.8 82.1 53.1 46.9
Recoverable Taxes 3.6 28.4 115.7 71.4
Prepaid Expenses 33.2 27.4 29.7 35.8
Prepaid Rights for Use 175.1 172.5 169.8 169.1
Other Current Assets 12.5 16.0 24.2 23.0
Non-Current 6,746.3 6,857.3 7,273.4 7,465.3
Judicial Deposits 74.6 83.7 97.3 109.5
Deferred Income Taxes and Social Contribution 643.9 377.4 271.0 227.0
Recoverable Taxes 71.1 94.5 5.6 5.6
Prepaid Rights for Use 659.8 487.3 317.5 275.4
Other Non-Current Assets 6.6 6.1 9.3 7.6
Property, Plant and Equipment 2,767.0 3,322.4 4,122.8 4,403.2
Intangible Assets 2,523.2 2,485.9 2,450.0 2,437.1
Liabilities and Shareholders' Equity 2009 2010 2011 1Q 2012
Total Liabilities and Shareholders' Equity 8,333.8 8,356.2 8,894.9 8,849.8
Current 1,111.9 1,288.3 1,857.0 1,794.0
Trade Accounts Payable 327.7 349.5 586.5 576.6
Accounts Payable - Programming Suppliers 124.6 134.8 172.3 182.2
Taxes Payable 72.9 65.6 94.4 82.5
Payroll and Related Charges 181.7 180.7 237.2 155.8
Debt 85.5 104.9 295.0 308.9
Related Parties - 78.2 84.5 86.6
Copyright Payable - ECAD 77.8 99.4 145.5 153.3
Deferred Revenue 208.2 208.9 207.3 206.5
Unrealized Losses on Derivatives 19.6 50.9 12.5 16.1
Other Current Liabilities 14.0 15.5 21.8 25.3
Non-Current 3,714.3 3,253.2 2,850.1 2,753.4
Debt 2,113.3 2,073.4 1,874.4 1,823.5
Deferred Revenue 782.3 612.2 404.6 352.4
Deferred Taxes 183.8 - - -
Provisions 605.4 554.8 551.3 566.2
Other Non-Current Liabilities 29.6 12.9 19.8 11.3
Shareholders' Equity 3,507.5 3,814.7 4,187.8 4,302.4
Share Capital 5,599.3 5,599.3 5,599.3 5,599.3
Capital Reserves 153.2 153.2 153.2 153.2
Accumulated Deficit (2,245.0) (1,937.8) (1,564.6) (1,450.1)

Net Serviços de Comunicação S.A.
Consolidated Financial Statements (Cont.)
Income Statement
(in R$ millions)
Source: Net Serviços de Comunicação S.A. Audited Annual Financial Statements and Limited Review 1Q2012 Financial  Statements
2009 2010 2011 1Q 2012
Net Revenues 4,613.4 5,405.7 6,695.9 1,838.5
(-) Cost of Services Rendered (2,789.8) (3,346.8) (4,147.0) (1,169.3)
(=) Gross Profit 1,823.6 2,058.9 2,548.9 669.2
(-) Operational Expenses (1,200.1) (1,400.8) (1,669.0) (461.7)
Selling Expenses (505.1) (594.5) (720.0) (199.0)
General and Administrative Expenses (634.7) (792.6) (920.2) (234.5)
Other (60.4) (13.7) (28.8) (28.2)
(=) Operating Profit 623.5 658.1 879.9 207.4
(+/-) Finance Results 65.4 (190.1) (300.5) (32.9)
Finance Expenses (27.3) (359.4) (475.9) (72.2)
Finance Income 92.8 169.4 175.4 39.4
(=) Profit Before Income Taxes and Social Contribution 688.9 468.0 579.4 174.6
(-) Income Taxes and Social Contribution 47.0 (160.8) (206.3) (60.0)
(=) Net Income 735.9 307.2 373.2 114.6

Valuation of the Shares SECTION 4

Valuation of the Shares SECTION 4.A Historical Market Prices

R$ / share
Volume (R$ thousand)
0
5
10
15
20
25
30
35
40
Mar-11
Apr-11
May-11
Jun-11
Jul-11
Aug-11
Sep-11
Oct-11
Nov-11
Dec-11
Jan-12
Feb-12
Mar-12
Apr-12
May-12

BTGPactual

Historical Market Prices
Common Shares – NETC3
Share Price
(1)
and Volume Evolution
Volume Price
Period: 9-mar-11 to 25-may-12
6-mar-12
Material Fact about the
Unified Offer
Period Initial date Final date VWAP Average daily
(R$/share) volume (R$ thousand)
Between the Material Fact and this Appraisal Report 06-Mar-12 25-May-12 25.93 0
30 trading days before the Material Fact 19-Jan-12 05-Mar-12 20.22 0
60 trading days before the Material Fact 07-Dec-11 05-Mar-12 20.22 0
90 trading days before the Material Fact 24-Oct-11 05-Mar-12 15.83 0
180 trading days before the Material Fact 15-Jun-11 05-Mar-12 15.80 0
12 months before the publication of the Material Fact 09-Mar-11 05-Mar-12 15.05 1
Source: Economatica (www.economatica.com)
Note:
(1)
Corresponds to the closing share price. Values adjusted for dividends

R$ / share
Volume (R$ million)
40
36
32
28
24
20
16
12
8
4
0
20
18
16
14
12
10
8
6
4
2
0
Mar-11
Apr-11
May-11
Jun-11
Jul-11
Aug-11
Sep-11
Oct-11
Nov-11
Dec-11
Jan-12
Feb-12
Mar-12
Apr-12
May-12

BTGPactual

Historical Market Prices
Preferred Shares – NETC4
Share Price
(1)
and Volume Evolution
Source: Economatica (www.economatica.com)
Note:
Period Initial date Final date VWAP Average daily
(R$/share) volume
(R$ thousand)
Between the Material Fact and this Appraisal Report 06-Mar-12 25-May-12 25.83 530
30 trading days before the Material Fact 19-Jan-12 05-Mar-12 21.61 542
60 trading days before the Material Fact 07-Dec-11 05-Mar-12 20.09 562
90 trading days before the Material Fact 24-Oct-11 05-Mar-12 19.82 415
180 trading days before the Material Fact 15-Jun-11 05-Mar-12 18.09 314
12 months before the publication of the Material Fact 09-Mar-11 05-Mar-12 17.43 276
(1)
Corresponds to the closing share price. Values adjusted for dividends
Volume Price
Período: 9-mar-11 to 25-may-12
6-mar-12
Material Fact about the
Unified Offer

Valuation of the Shares SECTION 4.B Book Value

(in R$ millions, except otherwise mentioned)
Total assets 8,849.8
(-) Total Liabilities (4,547.3)
(-) Minorities 0.0
Shareholders' Equity 4,302.4
Number of outstanding shares (millions)
(1)
343.0
Book value per share (R$/share) 12.54
Book Value
Net Serviços de Comunicação S.A.’s value is R$12.54 per share, based on the book value criteria
Book Value – Net Serviços de Comunicação S.A.
(Consolidated Financial Statements as of March 31, 2012)
Source: Net Serviços de Comunicação S.A. Limited Review Financial Statements
Note:
(1) On March 31, 2012. Not considering treasury shares. Considers common and preferred shares

Valuation of the Shares SECTION 4.C Discounted Cash Flow

Discounted Cash Flow
General Considerations
Unlevered cash flow method
-
Projection of the unlevered cash flows
-
The cash flows are discounted at the weighted average cost of capital of the Company (WACC) for the calculation of the present value
Projections in nominal R$
The unlevered cash flow is converted annually to US$ to be discounted
Base date: March 31, 2012; cash flows are discounted to the present value as of March 31, 2012
Forecast period: 2012 to 2021
Assumes that the cash flows are generated along the year (“mid-year convention”)
Cash flow discounted in nominal US$
BTG Pactual evaluated NET through the discounted free cash flow to firm (“FCFF”) methodology
Discounted Cash Flow
Currency
Information Source
Valuation Methodology
BTG Pactual used, as basis for the evaluation, public sources of market information and long term financial and operational projections provided by or discussed with the management teams of NET, in nominal R$.

Discounted Cash Flow
Main Assumptions
BTG Pactual used, as the basis for the valuation, public sources of market information and long term financial and operational projections provided by or discussed with the management of the Company.
Notes:
(1) Number of households reached by the total network
(2) Percentage of disconnections for the base of households connected. Calculated as the number of disconnected households divided by the number of households connected at the beginning of the period
(3) Average Revenue per User
(4) The costs included here were projected not including depreciation and amortization
(5) Estimated based on the free cash flow projection for the last period and increased by the expected growth, using the Constant Growth Model or Gordon’s Model equation as shown in
Appendix A. Description of the Valuation Methodology
(6) Long-horizon expected equity risk premium (historical) (Source: 2012 Ibbotson Report – corporate.morningstar.com)
Base of
Households
Connected
Based on projections of new installations (gross adds) and disconnections per period
–
New installations based on the Company’s expansion plan for the increase of the length of lines (cabling) and HPs
(1)
–
Disconnections estimated based on the average churn rate
(2)
of 2010 and 2011, applied to the initial base of households connected
Net Revenues
Net Revenues estimated based on the average number of connected households in the period and the average ARPU
(3)
per household during
the period, net of taxes and cancellations for each period
–
Average ARPU per period substantially stable in the early years of the projection due to the high competition in the industry, and increasing from 2016 onwards as a result of replacement of technologies and changes in service mix
Operating Costs
and Expenses
(4)
Operating Costs and Expenses estimated as a function of the average base of households connected per period, assuming the maintenance of inflation on the metrics of costs and expenses per new customer, per client connected and per HP
Capital
Expenditures
CAPEX based on the estimated amount needed to offset the depreciation of assets and meet the need for operating infrastructure improvement for each year, based on the geographical expansion plan aimed at increasing the Company's penetration in class A, B and C households in
Brazil, mainly influenced by the new regulations of ANATEL
Working Capital
Based on the maintenance of the average historical ratios of the working capital accounts in relation to Net Revenues, Costs and Expenses
Discount Rate
Discount rate calculated based on: (i) unlevered beta of comparable companies, (ii) target capital structure, (iii) country risk, and (iv) market risk premium
(6)
Terminal Value
Gordon’s perpetuity growth model
(5)
in 2021
Assumes growth rate of 2.2% in nominal US$ in the perpetuity
Depreciation and
Amortization
Calculated based on the depreciation schedule of fixed assets and the assumptions of new investments
Considers the amortization of goodwill of R$ 1.3 billion, according to the information from the Company’s  financial records
Income Tax and
Social Contribution
Considers a marginal income tax rate of 34%
Assumes full use of the accumulated losses base of R$ 2.8 billion for IR and R$ 3.6 billion for CSLL throughout the projection

Macroeconomic Assumptions 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E
Inflation
IGP-M 5.48% 5.00% 4.88% 4.50% 4.50% 4.50% 4.50% 4.50% 4.50% 4.50%
IPC-A 5.17% 5.60% 5.11% 5.00% 4.90% 4.90% 4.90% 4.90% 4.90% 4.90%
US Inflation (US-CPI) 2.30% 2.20% 2.20% 2.20% 2.20% 2.20% 2.20% 2.20% 2.20% 2.20%
Interest Rate (SELIC)
End of Period 8.00% 9.50% 9.50% 9.00% 9.00% 9.00% 9.00% 9.00% 9.00% 9.00%
Average 8.72% 8.75% 9.50% 9.25% 9.00% 9.00% 9.00% 9.00% 9.00% 9.00%
Exchange Rate (R$/US$)
End of Period 1.95 1.98 2.04 2.09 2.15 2.20 2.26 2.32 2.38 2.45
Average 1.92 1.97 2.01 2.06 2.12 2.18 2.23 2.29 2.35 2.42
Discounted Cash Flow
Macroeconomic Assumptions
Source: Brazilian Central Bank’s Relatório Focus (www.bcb.gov.br), Economist Intelligence Unit (www.eiu.com) and BTG Pactual estimates (www.btgpactual.com)

Discounted Cash Flow
Operational Projections Summary
Number of Households Connected (End of Period)
(in thousands of households)
CAGR 2012E-2021E: 11.1%
Average ARPU per Household
(1)
(in R$ / month)
CAGR 2012E-2021E: 1.9%
103.99
109.10 109.92 109.40 109.10
108.95
111.39
113.92
117.86
121.95
126.19
130.58
2010A 2011A 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E
4,737
5,492
6,787
8,379
10,227
12,070
13,110
14,017
14,901
15,770
16,615
17,444
2010A 2011A 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E
Note:
(1) Average Revenue per User, net of taxes and cancellations. The projected growth in average ARPU per household of 1.9% over the forecast period represents a negative rate in real terms (considering the projected inflation), which is explained by a combination of factors, according to discussions with the Company’s management including: (i) for the existing packages, the cap of annual adjustments is the inflation for the period, but NET may choose to adjust the price at lower-than-inflation rate levels in order to maintain market share in an environment with fierce competition; (ii) existing clients may migrate to packages with nominal prices equal or lower than the current ones; and (iii) during Company’s expansion period (particularly between 2012 and 2015), the Company is likely to capture new customers with cheaper packages than the current ones, which decreases the Company’s average ARPU as a whole.

Discounted Cash Flow
Operational Projections Summary (Cont.)
Note:
Gross Adds
(1)
(in thousands of households)
CAGR 2012E-2021E: 5.3%
Churn Rate
(2)
(%)
15.4%
15.8%
15.6% 15.6% 15.6% 15.6% 15.6% 15.6% 15.6% 15.6% 15.6% 15.6%
2010A 2011A 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E
1,309
1,501
2,152
2,650
3,154
3,438
2,922
2,951
3,069
3,192
3,304
3,419
2010A 2011A 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E
Note:
(1) The number of gross adds undergoes a relevant reduction between 2015 and 2016 because at this point NET is supposed to achieve its network coverage target (as detailed on page 33). From 2016 onwards, the growth of NET’s customer base occurs in the coverage area already served by the NET, which explains the slowdown in gross adds and also explains the reduction in the Company’s capex requirements (as detailed on page 35).
(2) Percentage of disconnections for the base of households connected. Calculated as the number of disconnected households divided by the number of households connected in the beginning of the period

Discounted Cash Flow
Operational Projections Summary (Cont.)
Number of Homes Passed
(1)
and Coverage
(2)
(in thousands of households and %)
CAGR 2012E-2021E: 7.1%
Total Coaxial Cable Network Extension
(3)
(in thousand km)
CAGR 2012E-2021E: 6.3%
52
58
64
79
94
108
110
111
112 112
111 111
2010A 2011A 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E
11,762
13,424
15,925
19,825
23,425
27,025
27,325
27,725
28,125
28,525
28,925
29,425
28.1%
31.8%
37.1%
45.6%
53.0%
60.3% 60.0% 60.0% 60.0% 59.9% 59.9% 60.0%
2010A 2011A 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E
Notes:
(3) In addition to the network of coaxial cables, which generally is the network that effectively reaches the households, NET’s hybrid network infrastructure also includes approximately 17,000 kilometers of optical fiber cables (mainly used for connecting central stations to intermediary network hubs). The sum of the extension of NET’s coaxial network and optical fiber network totals approximately 75,000 km. The expansion of the network of coaxial cables represents the main investment needed to expand the base of households reached by the Company.
Notes:
(1) Number of households reached by the total network
(2) Network coverage over the total number of households. Calculated as the total number of homes passed divided by the total number of urban class A, B and C households (Company’s target market). The target of approximately 60%
coverage of urban households of income classes A, B and C in the cities (markets) where the Company operates or plans to operate is the Company’s management’s  estimate of the level at which point additional investments to expand coverage become riskier from a perspective of expected returns. Therefore, NET’s management does not intend to invest in the expansion of the network once this goal is achieved.

Discounted Cash Flow
Financial Projections Summary
Net Revenues
(in R$ millions)
CAGR 2012E-2021E: 14.2%
EBITDA and EBITDA Margin
(1)
(in R$ millions and %)
CAGR 2012E-2021E: 13.3%
5,406
6,696
8,098
9,955
12,180
14,575
16,829
18,543
20,451
22,442
24,520
26,685
2010A 2011A 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E
1,559
1,942
2,399
2,748
3,340
3,977
4,944
5,364
5,876
6,375
6,884
7,385
28.8%
29.0%
29.6%
27.6%
27.4%
27.3%
29.4%
28.9% 28.7%
28.4%
28.1%
27.7%
2010A 2011A 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E
Note:
(1) The Company’s EBITDA margin is expected to decrease between 2012 and 2013 given the rapid expansion of its coverage area, as shown on page 33. NET will need to expand its divisions responsible for prospecting new customers and support (such as field service, call center, etc). Additionally, NET expects to need constantly updated programming in order to capture new customers, resulting in additional and increasing costs. These additional costs are only partially offset by the dilution of other fixed costs. The combination of these effects with a decreasing ARPU over the same period (as shown on page 31) results in the expected decrease of the EBITDA margin.

Discounted Cash Flow
Financial Projections Summary (Cont.)
Net Income and Net Margin
(in R$ millions and %)
CAGR 2012E-2021E: 12.1%
CAPEX and CAPEX as % of Net Revenues
(1)
(in R$ millions and %)
CAGR 2012E-2021E: 7.0%
Note:
(1) The increase in Capex as a percentage of Net Revenues projected for the years 2012 to 2015 is explained by the Company’s coverage expansion plan, aiming to accelerate the capture of new customers, as detailed on page 33.
307
373
793
715
746
845
1,345
1,449
1,634
1,823
2,024
2,215
5.7% 5.6%
9.8%
7.2%
6.1% 5.8%
8.0% 7.8% 8.0% 8.1% 8.3% 8.3%
2010A 2011A 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E
1,250
1,660
2,245
3,506
4,025
4,417
3,206 3,203
3,415
3,633
3,856
4,121
23.1%
24.8%
27.7%
35.2%
33.1%
30.3%
19.1%
17.3%
16.7%
16.2%
15.7%
15.4%
2010A 2011A 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E

Discounted Cash Flow
Valuation
Notes:
(1) Corresponds to the non-cash amount considered in costs due to the anticipated acquisition of capacity
(2) Considers the cash flow for the months from April to December 2012 (75% of the total cash flow projected for this year)
(3) Considers the mid-year convention of the cash flows for  all the years
(4) Considers WACC of 9.71% in nominal US$
(5) Exchange rate as of March 31, 2012 (Source: Brazilian Central Bank)
(6) As of March 31, 2012
(7) Provision for contingencies including taxes payable, less judicial deposits as of March 31, 2012
(8) Considers use of tax losses up to 30% of the tax base for each period, discounted at the same cost of capital (WACC). Initial tax base of R$ 2.8 billion for income tax (IR) and R$ 3.6 billion for Social Contribution (CSLL)
(9) Total number of outstanding common and preferred shares (excluding treasury shares as of March 31, 2012). For the purposes of this Valuation Report, differences between the economic value of the common and preferred shares were not considered
Price Range per Share
(Price per share in R$)
R$ 27.12
R$ 28.34 R$ 25.89
-4.5% +4.5%
Price range  of the valuation by DCF
Free Cash Flow to Firm (FCFF) unit 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E Perpetuity
EBITDA R$ mn 2,399 2,748 3,340 3,977 4,944 5,364 5,876 6,375 6,884 7,385 7,385
(-) Depreciation & Amortization R$ mn (1,042) (1,381) (1,724) (2,019) (2,153) (2,473) (2,815) (3,178) (3,563) (3,975) (3,975)
(=) EBIT R$ mn 1,357 1,366 1,616 1,959 2,791 2,891 3,061 3,196 3,321 3,410 3,410
(-) Taxes over EBIT R$ mn (461) (465) (549) (666) (949) (983) (1,041) (1,087) (1,129) (1,159) (1,159)
(+) Depreciation & Amortization R$ mn 1,042 1,381 1,724 2,019 2,153 2,473 2,815 3,178 3,563 3,975 3,975
(+) Other non-cash items
(1)
R$ mn 79 168 166 - - - - - - - -
(=) NOPLAT R$ mn 2,016 2,451 2,956 3,311 3,995 4,381 4,835 5,288 5,755 6,225 6,225
(-) CAPEX R$ mn (2,245) (3,506) (4,025) (4,417) (3,206) (3,203) (3,415) (3,633) (3,856) (4,121) (3,975)
(+/-) Changes in Working Capital R$ mn (237) (130) (115) (27) (39) 79 69 79 87 98 -
(=) Free Cash Flow to Firm (FCFF) R$ mn (349) (1,185) (1,184) (1,133) 751 1,258 1,489 1,733 1,985 2,202 2,250
(=) Free Cash Flow to Firm (FCFF)
(2)
US$ mn (182) (603) (589) (549) 354 578 667 756 844 912 932
Present Value of FCFF
(3,4)
US$ mn (176) (537) (478) (406) 239 355 374 386 393 387
Terminal Value Calculation
Cash Flow for Perpetuity US$ mn 932
Growth (nominal terms) % 2.2%
Present Value of Perpetuity US$ mn 5,383
Firm Value, Equity Value and Price per Share
Present Value of FCFF US$ mn 537
(+) Terminal Value US$ mn 5,383
(=) Firm Value US$ mn 5,919
(x) Exchange rate
(5)
R$/US$ 1.82
(=) Firm Value R$ mn 10,786
(-) Net Debt 1Q2012
(6)
R$ mn (1,649)
(-) Net Contingencies 1Q2012
(7)
R$ mn (457)
(+) Present Value of the Tax Benefit from Tax Losses
(8)
R$ mn 620
(=) Equity Value R$ mn 9,299
(/) Total Number of Shares
(9)
mn 343
(=) Price per Share R$/share 27.12

(in R$ millions)
Provisions 566.2
(-) Escrow Deposits (109.5)
(=) Net Contingencies 456.8
(in R$ millions)
Gross Debt
(1)
2,132.4
Short-term Gross Debt 308.9
Long-term Gross Debt 1,823.5
(-) Cash and Cash Equivalents (483.5)
(=) Net Debt 1,648.9
Discounted Cash Flow
Rationale of the Calculation of Net Debt and Net Contingencies
Net Debt
(Consolidated Financial Statements as of March 31, 2012)
Net Contingencies
(Consolidated Financial Statements as of March 31, 2012)
Source: Net Serviços de Comunicação S.A. Limited Review Financial Statements
Note:
(1) Includes loans, financing and debentures

Description of the Valuation Methodology APPENDIX A

Structure of the Discounted Cash Flow Model
Free Cash Flow to Firm (FCFF) method preparation
EBITDA
(+/-) changes in
working capital
(-) CAPEX
(-) taxes
Perpetuity of the
Unlevered Cash
Flow
(-) Net Debt
(-) Net Contingencies
(+) Present Value of the Tax Benefit from Tax Losses
(-) cost of goods sold
(-) selling expenses
(-) other expenses
Present Value
of the Terminal
Value
Present Value
of the
Unlevered Cash
Flow
Firm Value
Equity Value
WACC
Unlevered Cash
Flow
EBITDA
Operating
Costs and
Expenses
Net Revenues Deductions
Gross
Revenues
Operational assumptions

WACC Calculation
Cost of
Equity
(K
e
)
Cost of
Debt
(K
d
)
Market Risk
Premium (R
m
)
(2)
Relevered Beta
(4)
Capital Structure
(6)
Equity = 75.0%
Debt = 25.0%
Country Risk
Premium (CRP)
(3)
Risk-free Rate (R
f
)
(1)
Cost of Debt
(nominal R$)
(5)
K
d
= Kd * (1- Marginal Tax)
K
e
= R
f
+ (ß * R
m
) + CRP WACC = D / (D + E) * K
d
+ E / (D + E) * K
e
3.06%
6.62%
2.45%
0.882
11.35%
Marginal Tax
34.0%
4.78%
WACC
(nominal US$)
9.71%
Cost of Equity (K
e
)
(nominal US$)
Cost of Debt (K
d
)
(nominal US$)
11.44%
WACC was calculated by combining the cost of equity (K
e
) and the cost of debt (K
d
) estimated for the Company,
considering a target capital structure
(6)
Notes:
(1) Based on the average price of the last 3 years of the U.S. 10 Year Treasury Note (Source: Bloomberg as of May 25, 2012 – www.bloomberg.com)
(2) Long-horizon expected equity risk premium (historical) (Source:  2012 Ibbotson Report – corporate.morningstar.com)
(3) Based on the average of the last 3 years of the EMBI+ Brazil (Source: IPEA Data as of May 25, 2012 – www.ipeadata.gov.br)
(4) Based on the average of the betas of comparable companies, unlevered by each company’s capital structure and levered by NET’s capital structure. The following companies were included in the calculation of the beta coefficient: Oi S.A., Telefonica Brasil, TIM Participações, Comcast Corporation, Direct TV, Dish Network
Corporation and America Movil (Source: Bloomberg as of May 25, 2012 – www.bloomberg.com). Additional details on page 41.
(5) NET’s estimated average cost of debt, corresponding to CDI + spread of 2.50%
(6) Estimated capital structure sustainable in the long term. The capital structure considered has a higher debt component when compared to the Company’s current structure (Equity: 84.7% / Debt: 15.3%, calculated based on the price per share as of May 25, 2012 and Balance Sheet 1Q12), but was not considered inconsistent with current management’s practice since it is expected that this level can be reached without the risk of compromising the Company's current rating.

Comparable Companies for the Relevered Beta Calculation
Company
D / E (1) Tax Rate Leverage Factor Average Beta(2) Unlevered Beta
Oi S.A. 117.6% 34.0% 177.6% 0.935 0.526
Telefonica Brasil 6.1% 34.0% 104.0% 0.533 0.512
TIM Participações 8.1% 34.0% 105.4% 0.659 0.625
Comcast Corp. Cl A 65.5% 40.0% 139.3% 1.049 0.753
DIRECTV 41.8% 40.0% 125.1% 0.952 0.761
DISH Network Corp. Cl A 37.9% 40.0% 122.8% 1.357 1.105
America Movil S.A.B. de C.V. 25.6% 30.0% 117.9% 0.915 0.776
Average - Unlevered Beta 0.723
Capital Structure
Equity / (Equity + Debt) 75.0%
Debt / (Equity + Debt) 25.0%
Debt / Equity 33.3%
Releverage Factor 1.22
Relevered Beta Calculation
Average - Unlevered Beta 0.723
(x) Leverage Factor 1.22
Relevered Beta 0.882
Relevered Beta Calculation
Notes:
(1) Source: Company’s Financial Statements and FactSet (www.factset.com).
(2) Bloomberg, as of May 25, 2012 (www.bloomberg.com). Calculated based on the average beta for the last 2 years for each of the companies

Constant Growth Model or Gordon’s Model
Constant Growth Model or Gordon’s Model was used for the calculation of the perpetuity
Perpetuity =
FCF(n) x (1+g)
WACC - g
FCF(n): Free cash flow projected for the last year
“g”: Constant growth rate of the cash flows of the period post-projected
WACC: Average cost of capital, weighted by the target capital structure

Glossary APPENDIX B

Glossary
Terms and definitions used in this Valuation Report
ARPU: average revenue per user.
Beta: index that measures the non-diversifiable risk of a stock. It is an index that measures the relationship between the return of the stock and the market return. Thus, the risk premium will always be multiplied by this coefficient, requiring a higher premium for the higher risk variation of the stock in relation to the market portfolio.
Capex: capital expenditures.
CAGR: compound annual growth rate.
CAPM: capital asset pricing model.
Churn: Percentage of disconnections for the base of households connected. Calculated as the number of disconnected households divided by the number of households connected in the beginning of the period.
DTH: direct to home. Corresponds to Television and Audio Sign Transmission Service via Satellite with Subscription
EBIT: earnings before interest and taxes.
EBITDA: earnings before interest, taxes, depreciation and amortization.
FCFF: free cash flow to firm.
HP: homes passed. Corresponds to the number of households reached by the total network.
NOPLAT: net operating profit less adjusted taxes
VWAP: volume weighted average price.
WACC: weighted average cost of capital.

Additional Statements and Information APPENDIX C

Additional Statements and Information
This Valuation Report has been prepared by BTG Pactual, as requested by Embrapar, for the purpose of evaluating NET with respect to and exclusively for (i) the Change of Control TO, under the terms of article 254-A of the Brazilian Corporate Law, of CVM Rule 361 and of item 8.1 of the Level II Standard of the BM&FBOVESPA; and (ii) the Level II Delisting TO, which together with the Change of Control TO-are referred to herein as the “Unified Offer”.  The Unified Offer will be made by Embrapar, Embratel and GB, pursuant to the provisions of Law No.
6,385/76, of the Brazilian Corporate Law, the Company by-laws, the Level II Standard, and other applicable legislation and rules established by the CVM, CVM Rule 361, and as published in the Material Fact regarding the Unified Offer by the Company dated March 6, 2012.
BTG Pactual emphasizes that its services did not include any advice whatsoever, including legal or accounting, and that it has not provided any legal, regulatory or tax services with respect to this Valuation Report or the Unified Offer, and consequently the preparation of this Valuation Report does not include any opinion related to such services.
The content of this Valuation Report is not, and shall not be, considered as a promise or guarantee with respect to the past or future, does not represent a recommendation to any member of the management or stockholder of the Company or Embrapar, or of any of their controlled, controlling or affiliated companies, on how to vote or proceed with respect to any matter related to the Unified Offer, does not represent any recommendation concerning the price of the Unified Offer, nor shall it be used to justify the voting right of any person regarding any matter, and shall not be used for any purpose other than the strict context of the Unified Offer, without the previous and written authorization of BTG Pactual.
For the analysis and conclusions included in this Valuation Report, the following procedures, among others, were carried out: (i) the review of the Company’s audited financial statements for the fiscal years ended December 31, 2009, 2010 and 2011 and unaudited financial statements with limited review by the Company's independent auditors for the three-month period ended March 31, 2012; (ii) the review of consolidated earnings results reports (press releases) disclosed by the Company for the fiscal years ended December 31, 2009, 2010 and 2011 and the three-month period ended March 31, 2012; (iii) the review of and discussion with the Company’s management concerning financial, operational and management forecasts and estimates provided by the Company for future years (“Projections”); (iv) the review, alongside the Company’s management, of the Company’s business and prospects; and (v) the analysis of other public and non-public information, such as financial studies, analyses, Projections, research and financial, economic and market factors considered relevant and from trusted sources (collectively the “Information”).  Unless expressly noted otherwise, as indicated in notes or specific references, all the Information included, considered, used or presented in this
Valuation Report are those presented by the Company to BTG Pactual or discussed between them.

Additional Statements and Information (Cont.)
BTG Pactual assumes that the Projections reflect the best estimates currently available with respect to the future performance of the Company. This Valuation Report does not account for financial or operational gains or losses that may occur after the conclusion of the Unified Offer.
BTG Pactual (i) assumed that the operational and financial forecasts and the Projections related to demand and market growth provided to BTG Pactual by the management of the Company were reasonably prepared based on foundations that reflect the best currently available estimates and the Company’s management’s best judgment with respect to the future financial performance of the Company and demand and market growth; and (ii) understands that, since the delivery of the Information and through the date of this Valuation Report, the Company and its management are not aware of any information that may materially affect the business, financial condition, assets, liabilities, business prospects, commercial transactions or the number of shares issued by the
Company, nor are aware of any other significant facts that could alter the Company’s future performance, the Information (or make it incorrect or inaccurate in any material respects), or that could cause a material effect on this Valuation Report.
Also in preparing this Valuation Report, BTG Pactual has assumed and relied upon the accuracy, content, veracity, completeness, sufficiency and integrity of all such Information provided, obtained or discussed with the Company or from other public and non public information, in all material respects. BTG Pactual has not been requested to carry out, and has not carried out, (i) any independent verification of any Information or any documentation on which the Information is based that was publicly available or that has been provided by the Company, its representatives or any third parties for the preparation of this Valuation Report, and accordingly does not assume any responsibility for such Information, (ii) any technical audit of the Company’s operations, nor any accounting, financial, legal, tax or any other audit of the Company or any third parties, (iii) an independent verification or valuation of any assets or liabilities (including any non-registered contingency, obligation or financing, property or other assets) of the Company; (iv) an evaluation of the Company’s solvency, in accordance with any bankruptcy, insolvency or similar legislation; or
(v) any physical inspection of the properties, facilities or assets of the Company.
BTG Pactual expresses no opinion or representation, explicit or implicit, nor any guarantee as to the reliability of the presentation of the Information mentioned, nor assumes any responsibility for the accuracy, content, veracity, completeness, sufficiency or integrity of all data and the Information on which this Valuation Report was based (including financial and operational forecasts provided by the management of the Company or assumptions and estimates on which such forecasts were based).  BTG Pactual emphasizes that any mistakes, changes or modifications to such information could significantly affect the analysis and conclusions of BTG Pactual.

Additional Statements and Information (Cont.)
This Valuation Report has been prepared in accordance with the terms of the Brazilian Corporate Law, the Level II Standard and CVM Rule 361, but is not intended to be the sole basis for the evaluation of the Company and, therefore, this Valuation Report does not comprise all the necessary information needed for such purpose, and, consequently, does not represent nor constitute a proposal, solicitation, suggestion or recommendation by BTG Pactual for the approval or not of the Unified Offer.  The decision with respect to the approval or not of the Unified Offer is entirely the responsibility of the shareholders of the Company.
The sums of the individual amounts presented in this Valuation Report may differ from the sums actually presented due to rounding.  Our work considered the relevance of each item, and therefore assets, liabilities, rights and obligations of secondary importance were not the subject of detailed analysis.
This Valuation Report was prepared for exclusive use within the context of the Unified Offer, in accordance with the terms of the Brazilian Corporate Law and CVM Rule 361, and fulfills their requirements and provisions, and should not be used for any other purpose, including, but not limited to, for the purposes of articles 8th, caput, 45, 227,
§2°,
228,
§2°,
229,
§5°,
252,
§1°
and 264 of the
Brazilian Corporate Law and of CVM Rule No. 319, dated as of December 3, 1999, as amended.  Furthermore, this Valuation Report is not and should not be used as (i) an opinion as to the adequacy (fairness opinion) of the Unified Offer; (ii) a recommendation regarding any aspects of the Unified Offer; (iii) a valuation report issued for any purposes other than those provided for in CVM
Rule 361 and, if the Unified Offer is registered with the U.S. Securities and Exchange Commission (“SEC”) or disclosed in the United States of America in accordance with the rules and regulations of the SEC, for those provided for in the applicable laws and regulations of the United States of America; or (iv) an opinion on the adequacy or a determination of a fair price for the
Unified Offer. This Valuation Report has not been compiled or created for the purposes of complying with any legal provision in Brazil or abroad, except for those applicable to the Unified Offer.
This Valuation Report has been produced pursuant to the market, economic and other conditions available at the time of its preparation, and the conclusions presented are subject to variations due to several factors over which BTG Pactual exerts no control.  This Valuation Report also applied the discounted cash flow methodology, in which were used parameters and financial variables disclosed by the Brazilian Central Bank that may substantially differ from actual future economic conditions.  Furthermore, the discounted cash flow methodology does not anticipate changes in the internal and external environment in which the Company operates, except for those expressly set out in this Valuation Report. Thus, considering that the analysis and the amounts are based on forecasts of future results informed by the management of the Company, they do not necessarily indicate the future financial results by the Company, which may be more or less favorable, in whole or in part, than those used in the analysis.  Moreover, considering that such analyses are intrinsically subject to uncertainties and based on a variety of events and factors that are out of the control of the Company and of BTG Pactual, BTG Pactual shall not be responsible in any manner should the future results of the Company differ from those presented in this Valuation Report.  The future results of the Company may also be affected by market and economic conditions.

Additional Statements and Information (Cont.)
This Valuation Report is the result of a complex financial analysis and involved subjective judgments and several definitions regarding the most appropriate analysis methods, as well as the applicability of such methods to specific circumstances. In order to reach the conclusion presented herein, special importance was not attributed to certain factors here considered, but, rather, a qualitative reasoning was carried out, regarding the factors and analysis applied to the specific circumstances of the Company. The final conclusion reached results from all the analysis that was performed, considered as a whole, and not based on, or related to, the analysis factors considered on an isolated basis. The estimates comprised in this Valuation Report and the evaluation resulting from any specific analysis are not necessarily indicative of the real amounts or results or future values, which may be significantly more or less favorable in relation to those suggested by this analysis. We do not express any opinion about the values at which the shares related to the Unified Offer could trade in the capital markets at any time.
Analysis reports of companies and segments that were prepared by other companies, even by the companies themselves, may treat analysis factors in a different way compared to the approach of this evaluation, and, consequently, may present results significantly different.
This Valuation Report seeks to indicate only the value range for the shares issued by the Company under the Unified Offer during the base dates used for each methodology, pursuant to the terms of CVM Rule 361, and does not evaluate any other aspect or implication of the Unified Offer.  This Valuation Report does not concern the merits of the Unified Offer compared to other commercial strategies that may be available to the Company or its shareholders, nor does it concern the eventual commercial decision to consummate the Unified Offer.  The Company’s shareholders should seek the opinion of their respective financial advisors for such purpose. The results presented herein refer specifically to the Unified Offer and are not applicable to any other matter or transaction, present or future, related to the Company, to the economic group of which it is a part or the segments in which they operate.
This Valuation Report includes assumptions and estimates about the future (“Assumptions and Estimates”), which may be identified by expressions such as “anticipates”, “intends”, “plans”,
“seeks”, “believes”, “estimates”, “expects” and similar references to future periods, and by the inclusion of forecasts.  Assumptions and Estimates are based on the current expectations considering the industry of the Company, its financial condition, the economy and other future variables. Because they are related to the future, Assumptions and Estimates are subject to uncertainties, risks and contingencies that are difficult to predict. The current results of the Company may differ materially from those contemplated by the Assumptions and Estimates. Past results are not indicative of future performance, therefore it is not possible to adopt any of the Assumptions and Estimates as historical fact or assurance of future performance. Important variables that may cause notable distinctions to the Assumptions and Estimates include regional, national or global conditions regarding the economy, business, competition, the market, and regulation, including, among others, competition within the telecommunications industry, regulatory or environmental risks, risk of liability from former owners of the Company’s real estate properties, operational risks including industrial accidents and disasters, managing foreign transactions, technological changes and capacity to acquire or renew permits and approvals.

Additional Statements and Information (Cont.)
Banco BTG Pactual S.A.
This Valuation Report is based on the Information that was made available up to the date hereof, and the views expressed herein are subject to change based upon a number of factors, including market, economic and other conditions, as well as the business and prospects of the Company. BTG Pactual undertook and adopted as a premise that governmental and regulatory licenses and approvals as well as any waivers, amendments and renegotiations of contracts required for the Unified Offer were or will be obtained, as well as that all the authorizations and approvals necessary for the consummation of the transaction proposed in this Valuation Report will be obtained, and that no changes or relevant limitations, restrictions or conditions will be necessary to obtain the said authorizations and approvals.
The information herein regarding the accounting and financial position of the Company, as well as about the market, are those that were available as of May 25, 2012, considered as the base date of this Valuation Report. Any change in these positions may affect the results of this Valuation Report.  BTG Pactual does not undertake any obligation to review, amend or update this Valuation
Report, in whole or in part, after the date hereof, or to advise of any third party facts or matters of which BTG Pactual may become aware that would impact the content of this Valuation Report after the date hereof, subject to the terms of item II of paragraph 9, of article 8th of CVM Rule 361.
Embrapar agreed to reimburse BTG Pactual for any expenses incurred and to indemnify BTG Pactual, and any individuals indicated by BTG Pactual, for certain liabilities and expenses that may result as a consequence of this arrangement. BTG Pactual shall receive a payment for the preparation of this Valuation Report, regardless of the conclusion of the Unified Offer or of the conclusions herein contained. The amount to be paid to BTG Pactual for the preparation of this Valuation Report is described in Item “Representations and Qualifications of the Appraiser”, located on page 7 of this Valuation Report, and will be paid by Embrapar.
This Valuation Report is the intellectual property of BTG Pactual and cannot be circulated, reproduced, published or in any other way used, nor can it be filed, included in or referred to, in whole or in part, in any document without the prior consent of BTG Pactual, provided, however, that its use shall be permitted within the strict conditions of CVM Rule 361, the Brazilian Corporate Law and, if the Unified Offer is registered with the SEC or disclosed in the United States of America in accordance with the rules of the SEC and the applicable laws and regulations of the United States of
America.  If required to be disclosed by applicable law, these materials may only be disclosed if reproduced in full, and any description of or reference to BTG Pactual must be in a form reasonably acceptable to BTG Pactual.
Fernando Cerri Daniel Anger Bruno Amaral Marco Gonçalves Fernando Kalil
[by: /s/ Marco Gonçalves] [by: /s/ Bruno Amaral] [by: /s/ Daniel Anger] [by: /s/ Fernando Kalil] [by: /s/ Fernando Cerri]